2 0 2 0     F O R M - 2 0 F      E X H I B I T  -  13.2

Certification Furnished Pursuant To Rule 13a-14(B) (17 CFR 240.13a-14(B)) or

Rule 15d-14(B) (17 CFR 240.15d-14(B)) and Section 1350 of Chapter 63 Of Title 18 of

The United States Code (18 U.S.C. 1350),  Promulgated Under Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form-20F for the fiscal year ended 30 June 2020 of Continental Energy Corporation, a British Columbia, Canada corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Phillip B. Garrison, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2020

     /s/ Phillip B. Garrison

Phillip B. Garrison

Acting Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350 and will not be deemed

“filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.